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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware Group Premium Fund, Inc. of our reports dated February 5, 1999, included in the 1998 Annual Reports to shareholders.


/s/Ernst & Young LLP
--------------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
October 11, 1999